EXHIBIT 99.1

VICON REPORTS FINANCIAL RESULTS FOR THE
FIRST QUARTER ENDED DECEMBER 31, 2014

HAUPPAUGE, N.Y. - February 20, 2015 - Vicon Industries, Inc. (NYSE MKT: VII), a global producer of video management systems, today announced its financial results for the first quarter ended December 31, 2014.

Eric Fullerton, Vicon’s CEO said, “The Company has completed its first combined fiscal quarter since its merger with IQinVision on August 29, 2014. Although the financial results for the quarter were disappointing, we believe we made great progress assimilating the organizations and implementing our restructuring plans. There is still significant work to be accomplished to fully achieve our near and long term vision.”

“Revenues for the quarter were below expectations as a result of poor performance primarily in Vicon’s European operations and in its IQeye brand camera lines. These declines were partially offset by encouraging gains in Vicon’s core North American business. The declines in the camera business were largely due to the carryover of pre-merger sales channel and product issues that have been addressed as part of the integration of the businesses. Vicon management has implemented numerous measures aimed at rebuilding relationships in its key sales channels and realigning its product offerings to shore up its base business and focus on growing market segments. As expected, first quarter results were impacted by material restructuring charges that are anticipated to continue through the second quarter of fiscal year 2015. The Company will continue to seek cost savings opportunities to help it better align its operating cost structure with near term business expectations.”

Mr. Fullerton concluded, “I’m quite excited about our vision for a new Vicon. Together we are creating a leaner and more competitive company, capable of delivering more innovative, integrated and cost effective solutions to our targeted customers. Once established, the new Vicon will be well positioned to reestablish its leadership position in the security market.”

First Quarter Fiscal 2015 Financial Results

The financial results for the first quarter of fiscal 2015 include the results of operations for IQinVision, Inc. for the full quarter. In comparison, financial results for the first quarter of fiscal 2014 do not include IQinVision.

Revenues for the first quarter of fiscal 2015 increased 25% to $10.2 million as compared to $8.1 million in the first quarter of fiscal 2014. Sales of IQinVision products for the current quarter were $1.7 million. Vicon sales, exclusive of IQinVision, increased by $390,000 or 5% for the period. The increase included a $1.3 million or 26% increase in sales in the Americas, offset in part by a $1.0 million or 32% decrease in sales in EMEA markets.

Gross profit margins for the each of the first quarters of fiscal 2015 and 2014 were 37.1%. Operating expenses for the first quarter of fiscal 2015 increased $1.4 million to $5.9 million compared to $4.5 million in the first quarter of fiscal 2014. Excluding current quarter IQinVision operating expenses of $1.7 million, operating expenses decreased $294,000. Included in current quarter IQinVision operating expenses was $349,000 of severance charges in connection with the Company's restructuring plan. Further restructuring charges are anticipated through at least the second quarter of fiscal 2015 as planned initiatives are phased in.

Operating loss for the first quarter of fiscal 2015 was $2.2 million as compared to an operating loss of $1.5 million in the first quarter of fiscal 2014. Excluding non-recurring restructuring charges of $349,000, the Company would have reported an operating loss of $1.8 million for the first quarter of fiscal 2015.

On November 12, 2014, the Company entered into a contract to sell its Edgewood, New York headquarters facility for a price of $3.5 million, excluding sales commission. The transaction is expected to close in the second fiscal quarter of 2015 and is contingent upon certain Buyer conditions and customary closing provisions. The Company has also entered into a lease for a similar sized replacement facility located in Hauppauge, New York.

Net loss for the first quarter of fiscal 2015 was $2.2 million, or $.24 per basic and diluted share, as compared to a net loss of $1.5 million, or $.34 per basic and diluted share, in the first quarter of fiscal 2014.

About Vicon

Vicon Industries, Inc. (NYSE MKT: VII) is a global producer of video management systems and system components for use in security, surveillance, safety and communication applications by a broad range of end users. Vicon’s product line consists of various elements of a video system, including video management software, recorders and storage devices and capture devices (cameras). Headquartered in Edgewood, New York, the Company also has principal offices in San Juan Capistrano, California and the United Kingdom. More information about Vicon, its products and services is available at www.vicon-security.com.

Special Note Regarding Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to (i) our global restructuring plan expectations, (ii) our technology and market channel plans and (iii) our future cash flow and strategies. These forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward looking statements. These risks and uncertainties include, but are not limited to: current and future economic conditions that may adversely affect our business and customers; potential fluctuation of our revenues and profitability from period to period which could result in our failure to meet expectations; our ability to integrate the operations of Vicon and IQinVision successfully and in a timely manner; our ability to maintain adequate levels of working capital; our ability to successfully maintain the level of operating costs; our ability to obtain financing for our future needs should there be a need; our ability to incentivize and retain our current senior management team and continue to attract and retain qualified scientific, technical and business personnel; our ability to expand our product offerings or to develop other new products and services; our ability to generate sales and profits from current product offerings; rapid technological changes and new technologies that could render certain of our products and services to be obsolete; competitors with significantly greater financial resources; introduction of new products and services by competitors; challenges associated with expansion into new markets; failure to stay in compliance with all applicable NYSE MKT requirements that could result in a delisting of our common stock; and, other factors discussed under the heading "Risk Factors" contained in our Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 29, 2014. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.

Contact:
Vicon Investor Relations
Cindy Schneider
Tel: (631) 650-6201
Email: IR@vicon-security.com

-Financial Tables on Following Pages-

Table of Operations

Vicon Industries, Inc.
Condensed Statements of Operations

	(Unaudited)
	Three Months Ended
	December 31,
	2014	2013
Net sales	$10,176,000	$8,109,000
Gross profit	3,771,000	3,009,000

Operating expenses:
Selling, general and administrative expense	4,298,000	3,267,000
Engineering and development expense	1,306,000	1,106,000
Restructuring charges	349,000	—
Merger and related expense	—	160,000
Total operating expenses	5,953,000	4,533,000

Operating loss	(2,182,000)	(1,524,000)
Loss before income taxes	(2,181,000)	(1,520,000)
Income tax expense	—	8,000
Net loss	$(2,181,000)	$(1,528,000)

Loss per share:
Basic	$(.24)	$(.34)
Diluted	$(.24)	$(.34)

Shares used in computing loss per share:
Basic	9,100,000	4,504,000
Diluted	9,100,000	4,504,000